UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2012

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LAIDLAW ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

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New York (State or other jurisdiction of incorporation)	000-54580 (Commission File Number)	16-1485218 (I.R.S. Employer Identification Number)

90 John Street, 4th Floor

New York, New York 10038

(Address of principal executive offices and zip code)

(212) 480-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 1, 2012, Laidlaw Energy Group, Inc. (the “Company”) entered into a Second Amendment to Lease Agreement associated with its Susanville, California property (the “Susanville Property”), pursuant to which: (a) the premises were reduced from 40 acres to 20 acres; (b) the monthly rent was reduced to $12,500 from $20,000 (with no monthly rent being credited toward the purchase option referred to below); and (c) the term was extended two years to January 30, 2015.

On September 1, 2012, the Company entered into an amendment to the purchase option associated with the Susanville Property, pursuant to which: (a) the premises were reduced from 40 acres to 20 acres; (b) the term was extended two years to January 30, 2015; and (c) the option to purchase the reduced 20 acres carries a price equal to approximately $1.75 million in the aggregate, reduced by (i) the $100,000 originally paid by the former lessee for the purchase option, (ii) the sum of $5,000 per month of rent paid from November 1, 2011 until August 2011 (which would equal $50,000) and (iii) 50% of all rent payments made prior to November 1, 2011 by the former lessee (or $337,500) for a net purchase price of approximately $1,260,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laidlaw Energy Group, Inc.

Date: October 4, 2012	By: /s/ Michael Bartoszek
Name: Michael Bartoszek Title: Chief Executive Officer